Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284781 on Form N-2 of our report dated March 12, 2026, relating to the consolidated financial statements of Runway Growth Finance Corp. appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

March 12, 2026